Exhibit 10.06

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

EQUITY INVESTMENT AGREEMENT

Issuer:	Worthington Energy, Inc.
Class of Stock:	Common Stock
Issue Date:	April 30, 2012
Expiration Date:	April 30, 2014

THIS EQUITY INVESTMENT AGREEMENT (“Agreement”) is being issued as of the date hereof by and between Worthington Energy, Inc., a Nevada corporation (the “Company”), to La Jolla Cove Investors, Inc. (“Holder”).  The Company and Holder are parties to, and this Agreement is being issued and entered into pursuant to the terms of, that certain Securities Purchase Agreement dated April 30, 2012  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed in the Securities Purchase Agreement.

ARTICLE 1
DESCRIPTION OF RIGHTS

1.1           Purchase Rights.  The Company hereby grants to Holder the right, from time to time during the term of this Agreement, to invest in the Company through the purchase of up to $2,000,000 of the Company's Common Stock in accordance with the terms of this Agreement.

1.2           Purchase Price.  Each investment under this Agreement will be made pursuant to the following schedule:

•
Beginning on the date that is one hundred eighty (180) days following the execution hereof, and provided the VWAP for five (5) consecutive Trading Days is above $0.02 prior to purchase, Holder shall purchase $100,000 of Common Stock, at a price equal to 125% of the VWAP on the day Closing Date.  Holder shall continue to purchase a minimum of $100,000 of Common Stock per month thereafter, provided the VWAP is above $0.02, at a price equal to 125% of the VWAP on the day Closing Date.

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•
until the Expiration Date, Holder, at Holder's option, may, at any time and in an amount in Holder's sole and absolute discretion, purchase the Common Stock of the Company at a price equal to 125% of the VWAP on the day the Closing Date.

Holder understands that the Common Stock purchased pursuant to this Agreement must be held indefinitely unless such shares of Common Stock are registered under the Securities Act or an exemption from registration is available.  The Holder acknowledges that it is familiar with Rule 144 and that the Investor has been advised that Rule 144 permits resales only under certain circumstances.  The Holder understands that to the extent that Rule 144 is not available, the Holder will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

For purposes of this Agreement, "VWAP" means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

1.3           Term.  The purchase rights granted to Holder pursuant to this Agreement are exercisable, in whole or in part, at Holder's discretion, at any time and from time to time on or after the Issue Date and on or before the Expiration Date set forth above.

ARTICLE 2
PURCHASE

2.1           Method of Purchase.  Holder may purchase Common Stock by delivering a duly executed Notice of Purchase in substantially the form attached as Appendix 1 to the principal office of the Company.  The Notice of Purchase will be accompanied by wire transfer of immediately available funds for the investment amount.  The Holder shall not be required to physically surrender this Agreement to the Company until the Holder has purchased all of the Common Stock purchasable hereunder, in which case, the Holder shall surrender this Agreement to the Company for cancellation.  Purchases of a portion of the total amount of Common Stock available hereunder shall have the effect of lowering the amount of Common Stock purchasable hereunder in an amount equal to the amount purchased.  The Holder and the Company shall maintain records showing the amount of Common Stock purchased and the date of such purchases.  The Holder and any assignee, by acceptance of this Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Common Stock hereunder, the amount of Common Stock available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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2.2           Delivery of Certificate.  As promptly as practicable after the receipt of the Notice of Purchase, but in any event not more than two (2) Business Days after the Company’s receipt of the Notice of Purchase, the Company shall issue the Common Stock purchased and cause to be mailed for delivery by overnight courier to Holder, or party of Holder’s choosing, a certificate representing the Common Stock acquired.

2.3           Taxes and Expenses.  Issuance of certificates for Common Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

2.4           Purchase Limits.  The Company shall not permit any purchase under this Agreement, and the Holder shall not have the right to purchase Common Stock under this Agreement, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Purchase, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock being purchased under this Agreement with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are still subject to purchase under this Agreement or the exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents).  Except as set forth in the preceding sentence, for purposes of this Section 2.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding.

2.5           Conditions Precedent.  As a condition precedent to Holder's obligations hereunder (provided that Holder may, in Holder’s sole and absolute discretion, waive all or any of the following conditions):

(a)           No Event of Default has occurred under this Agreement, the Convertible Debenture or any other agreement or operative document between the parties; and

(b)           The purchase price for the shares of Common Stock sold pursuant to this Agreement is not less than the par value of the Company’s Common Stock

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ARTICLE 3
ADJUSTMENT TO THE SHARES

The number of shares of issuable under this Agreement shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

3.1           Reclassification.  In case of any reclassification or change of outstanding Common Stock under this Equity Investment Agreement, and in any such case, the Holder, upon the purchase hereof at any time after the consummation of such reclassification or change, shall be entitled to receive in lieu of each share of Common Stock theretofore issuable upon the purchase under this Agreement, the kind and amount of shares of stock, other securities, money and/or property received upon such reclassification or change by a holder of one share of Common Stock.  The provisions of this Section 3.1 shall similarly apply to successive reclassifications or changes.

3.2           Fundamental Transaction.  If, at any time during the term of this Agreement, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), upon any subsequent purchase under this Agreement, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such purchase immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction.  For purposes of any such exercise, the determination of the purchase price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the purchase price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any purchase under this Agreement following such Fundamental Transaction.

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3.3           Notice to Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall retain its right to purchase Common Stock under this Agreement during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

3.4           Fractional Shares.  No fractional Shares shall be issuable upon the purchase of Common Stock under this Agreement, and the number of shares to be issued shall be rounded down to the nearest whole share.

ARTICLE 4
TRANSFER

4.1           Compliance with Securities Laws.  This Agreement may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

4.2           Transfer Procedure.  Holder shall have the right without the consent of the Company to transfer or assign in whole or in part this Equity Investment Agreement and the Shares issuable upon exercise of this Equity Investment Agreement. Holder shall give written notice thereof to the Company (a “Transfer Notice”) of such transfer.  Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company.

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ARTICLE 5
MISCELLANEOUS

5.1           No Rights of Shareholder.  This Equity Investment Agreement does not entitle Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder’s right to purchase Shares as provided herein.

5.2           No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Agreement against impairment.

5.3           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

5.4           Restrictions.  The Holder acknowledges that the Common Stock acquired under this Agreement, if not registered, will have restrictions upon resale imposed by state and federal securities laws.  Under no circumstances will this Agreement be settled on a net cash basis.

5.5           Entire Agreement.  This Agreement, the Securities Purchase Agreement and the other Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.6           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

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5.8           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if delivered in the manner and to the address as specified in the Securities Purchase Agreement.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such Action has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

5.10           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have duly caused this Equity Investment Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

WORTHINGTON ENERGY, INC. By: /s/ ANTHONY MASON Title: Chief Executive Officer	LA JOLLA COVE INVESTORS, INC. By: /s/ TRAVIS W. HUFF Title: Portfolio Manager

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APPENDIX 1

NOTICE OF PURCHASE

1.           The undersigned hereby elects to purchase _____ shares of the Common Stock of Worthington Energy, Inc. pursuant to the terms of the Equity Investment Agreement issued to La Jolla Cove Investors, Inc. on April 30, 2012.

2.           In connection with this purchase we are delivering by wire transfer an investment of $____________ by wire transfer in immediately available funds.

3.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

La Jolla Cove Investors, Inc.
1793 Union Street
San Francisco, California 94123
______________________________ (Signature) ______________________________ (Date)

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